                                                                    EXHIBIT 99.1

For Immediate Release                     Contact:  Rubenstein Associates, Inc.
                                                                 Robert Solomon
                                                                 (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                              Nasdaq:  STAR

Wichita, Kansas
July 16, 2003

           LONE STAR STEAKHOUSE & SALOON, INC. HOLDS ANNUAL MEETING OF
                                  SHAREHOLDERS

Lone Star  Steakhouse & Saloon,  Inc.  ("Lone Star") held its annual  meeting of shareholders July 11, 2003 in Denver, Colorado.

At the meeting,  approximately 90% of the outstanding shares were voted in favor of the re-election of Clark R. Mandigo,  John D. White and Thomas C. Lasorda and
accordingly  they will each serve until the 2006 Annual Meeting of Shareholders.
In addition, the shareholders approved the proposal to ratify the appointment of
Ernst & Young LLP as the  Company's  independent  auditors  for the fiscal  year ending December 30, 2003. Institutional Shareholders Services recommended a vote for all of the Company proposals on the ballot for this year's annual meeting.

The  Company  is proud to  report  that its  Corporate  Governance  Quotient  as compiled and reported by  Institutional  Shareholders  Services (ISS)  indicates that Lone Star  outperformed  91.3% of the companies in the S&P 600 and 94.8% of the companies in the Hotels,  Restaurant & Leisure group in the Industry  rating category. Chief Executive Officer Jamie B. Coulter said, "We have worked hard on our  Corporate  Governance  Policies  and are  very  pleased  to  receive  these outstanding ratings from ISS."

Lone  Star  owns and  operates  249  domestic  and 20  international  Lone  Star
Steakhouse & Saloon restaurants; 15 Sullivan's Steakhouse restaurants;  five Del
Frisco's Double Eagle Steak House  restaurants and one Frankie's  Italian Grille restaurant.  Licensees  operate three domestic and one  international  Lone Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein,  including  2003  operating  performance,  and  comparable  sales of the
Company,  are  reasonable,  any of the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in the press release will prove to be accurate.